Exhibit 10.65

FORBEARANCE AGREEMENT

This Forbearance Agreement (the “Agreement”) is made and entered into as of October 3, 2018 by and among Gadsden Growth Properties, L.P., a Delaware limited partnership (the “Company” or “Borrower”), Gadsden Growth Properties, Inc., a Maryland corporation (the “Guarantor”), and The Pigman Companies, LLC, a California limited liability company (“TPC”). Capitalized terms used in this Agreement that are not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Loan Agreement (as defined below).

RECITALS

(a)           Whereas, as of June 4, 2018 that certain Loan and Security Agreement (as amended or supplemented to the date of this Agreement, the “Loan Agreement”) was executed and delivered by and among the Company, Guarantor, the lenders party thereto (collectively, a “Lender”), and TPC, as administrative agent for the Lenders (in such capacity and together with any successor administrative agent appointed pursuant to Section 12.6 to the Loan Agreement, the “Administrative Agent”);

(b)           WHEREAS, the Loan Agreement provides, among other terms, the grant of a continuing and unconditional security interest in and to any and all assets and property of the Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including, but not limited to, the assets listed in Section 6.1 of the Loan Agreement (the “Collateral”);

(c)           WHERERAS, the Maturity Date for the repayment of the Advances by the Company was September 30, 2018;

(d)           WHEREAS, on the date of this Agreement, an Event of Default relating to the nonpayment of the Advances has occurred and is continuing;

(e)           WHEREAS, under Article 11 of the Loan Agreement, the Administrative Agent has the rights and powers to exercise the remedies on behalf of the Lenders.

(f)            WHEREAS, each of the Company and the Guarantor acknowledges that the above referenced Event of Default (“Existing Default”) has occurred and, on the date of this Agreement, is continuing;

(g)           The Company and the Guarantor have represented to the Administrative Agent that the Guarantor is seeking investors in a private placement of its securities and that the use of the net proceeds would be sufficient to repay all of the Advances in full (the “Transaction”).

(h)           The Company and the Guarantor have requested that the Administrative Agent refrain and forbear from exercising certain rights and remedies under the Loan Agreement for a limited time to allow the Guarantor to pursue and finalize a Transaction, and the Administrative Agent is willing to do so on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreement contained therein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.          Definitions and Recitals. The above recitals shall be incorporated and construed as part of this Agreement.

Section 2.          Ratification and Incorporation of Purchase Agreement, Debentures, Security Agreement and Related Agreements. Except as expressly modified by this Agreement, (a) each of the Company and the Guarantor hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under the Loan Agreement and related Loan Documents, each of which documents and agreements are valid, binding and in full force and effect, and (b) all of the terms and conditions set forth in the Loan Agreement and related Loan Documents are legal, valid and binding obligations and are incorporated herein by this reference as if set forth in full herein.

Section 3.           Acknowledgement of Indebtedness, Existing Defaults and Senior Secured Liens. Each of the Company and the Guarantor acknowledges and agrees that (a) each of the Company and the Guarantor has no defenses, offsets, credits and/or counterclaims, at law or equity, to the Existing Defaults and (b) as of September 30, 2018, the aggregate amount of the Obligations of principal amount and interest accrued thereon for the Advances is not less than $1,911,858.33 and (c) that the Default Rate shall apply under the terms of the Loan Agreement.

Section 4.           The Forbearance Period. In reliance upon the representations, warranties and covenants of the Company and the Guarantor contained in this Agreement, the Administrative Agent agrees that, until November 1, 2018, it will forbear from exercising its rights and remedies with respect to the Existing Defaults.

Section 5.            Termination of Standstill Obligations.

(a)           The obligation of the Administrative Agent to forebear the exercise of the rights and remedies under the Loan Agreement regarding the Existing Default or any other right related thereto shall terminate (the “Termination Date”) on the earlier of (i) November 1, 2018; (ii) the date, if any, on which a petition for relief under the United States Bankruptcy Code or any similar state law is filed by or against the Company or the Guarantor; or (iii) the date that the Company or the Guarantor defaults under any of the terms and conditions of this Agreement or this Agreement is terminated.

(b)          Upon the Termination Date, the agreement of the Administrative Agent to forbear under this Agreement shall automatically and without further notice or action terminate and be of no force and effect, it being understood and agreed that as of the Termination Date, the Administrative Agent shall be entitled to exercise such rights and remedies hereunder, under the Loan Agreement, the Note and the other Loan Documents, or applicable law, immediately without any further notice, passage of time or forbearance of any kind.

(c)           Each of the Company and the Guarantor agrees that all of obligations regarding the Advances and the accrued interest thereon (including interest computed at the Default Rate) shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash or other immediately available funds by the Company on the Termination.

Section 6.           Representations and Warranties. In order to induce the Administrative Agent to enter into this Agreement and to forbear with respect to the Existing Defaults in the manner provided in this Agreement, each of the Borrower and the Guarantor represents and warrants to the Administrative Agent as follows:

(a)           Power and Authority. Each of the Borrower and the Guarantor has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations hereunder.

(b)          Authorization of Agreements. The execution and delivery of this Agreement by each of the Borrower and the Guarantor and the performance hereunder have been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by each of the Borrower and the Guarantor.

(c)           Enforceability. This Agreement constitutes the legal, valid and binding obligation of each of the Borrower and the Guarantor enforceable against each such person in accordance with its terms.

(d)           No Violation or Conflict. The execution and delivery by each of the Borrower and the Guarantor of this Agreement and the performance by each of the Borrower and the Guarantor hereunder does not and will not (i) contravene, in any respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to each of the Borrower and the Guarantor or their properties or other assets, or (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of any such person or any material agreement, indenture, lease or instrument binding upon any such person or its properties or other assets.

(e)           Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each of the Borrower and the Guarantor of this Agreement.

Section 7.          Effect on Agreements. Except as specifically provided herein, all of the Loan Documents remain in full force and effect in accordance with their respective terms. Nothing in this Agreement shall extend, delay, diminish, impair, limit, extinguish or otherwise affect in any way whatsoever any of the rights duties, liabilities, responsibilities or obligations of any of the Borrower and the Guarantor arising under the Loan Agreement or the Loan Documents other than as expressly provided in this Agreement.

Section 8.           Waiver of Jury Trial; Governing Law and Consent to Jurisdiction

(a)           Jury Trial. Each of the Borrower and the Guarantor makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent, in entering into this Agreement, is relying thereon. EACH THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDERS, OR EITHER OF THEM, ARE OR BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY OF THE LENDERS OR THE ADMINISTRATIVE AGENT, OR EITHER OF THEM, OR IN WHICH ANY OF THE LENDERS OR THE ADMINISTRATIVE AGENT, OR EITHER OF THEM, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE COMPANY, THE GUARANTOR OR ANY SUCH PERSON OR EITHER OF THEM.

(b)          Governing Law: Consent To Jurisdiction And Venue. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF BORROWER AND GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COUNTY OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDERS OR THE ADMINISTRATIVE AGENT PERTAINING TO THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 9.           Release and Waivers.

(a)           Waiver of Claims by the Company and the Guarantor. Each of the Borrower and the Guarantor hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against any Lender or the Administrative Agent, or any of their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, or otherwise, and that if the Company or the Guarantor now has, or ever did have, any such offsets, defenses, claims, or counterclaims against any Lender or the Administrative Agent or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and each of the Borrower and the Guarantor hereby RELEASES each Lender and the Administrative Agent and each of their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

(b)           Release. In consideration of the agreements of the Administrative Agent contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrower and the Guarantor on behalf of itself and its successors, assigns, heirs, executor, administrator and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges each Lender and the Administrative Agent, and each of their respective predecessors, successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, directors, officers, attorneys, accountants, consultants, employees, agents and other representatives (all such persons being hereinafter referred to, collectively, as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each of the Borrower and the Guarantor, or any of their officers, directors, employees, successors, assigns, heirs, executor, administrator or other legal representatives, as the case may be, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with the Loan Documents, as amended and supplemented through the date hereof.

(c)           Each of the Borrower and the Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each of the Borrower and the Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

Section 10.           Miscellaneous.

(a)           This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof, (ii) may not be amended except in writing signed by all of the parties hereto, (iii) shall inure to the benefit of the parties hereto and their respective successors and assigns, (iv) may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(b)           Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to be taken into consideration in interpreting this Agreement.

(c)           Each of the Borrower and the Guarantor represents and warrants that it (a) has engaged counsel and understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with such attorneys and other persons as the Company and the Guarantor may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

(d)           In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of any executed counterpart of this Agreement by telefacsimile or electronic communication shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic communication also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

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IN WITNESS WHEREOF, the parties have executed this Forbearance Agreement as of the date first above written.

BORROWER:

GADSDEN GROWTH PROPERTIES, L.P. a Delaware limited partnership

By:	Gadsden Growth Properties, Inc., a Maryland corporation

	By:	/s/ John Hartman
Name: John Hartman
Title: CEO

GUARANTOR:

GADSDEN GROWTH PROPERTIES, INC., a Maryland corporation

By:	/s/ John Hartman
Name: John Hartman
Title: CEO

Agreed and accepted:

ADMINISTRATIVE AGENT

The Pigman Companies, LLC

By:	/s/ Kris Pigman
Name: Kris Pigman
Title: Managing Member

Signature Page To Forbearance Agreement